AMENDMENT NO. 1 TO DEALER MANAGER AGREEMENT

AND PARTICIPATING DEALER AGREEMENT

This Amendment No. 1 to Dealer Manager Agreement and Participating Dealer Agreement (this “Amendment”) is made and entered into as of this 25th day of October, 2022 by and among Strategic Storage Trust VI, Inc., a Maryland corporation (the “Company”), and Pacific Oak Capital Markets, LLC, a Delaware limited liability company (the “Dealer Manager”).

RECITALS

WHEREAS, the Company previously filed a Registration Statement on Form S-11 (File No. 333-256598) to register for offer and sale up to $1.095 billion in shares of its common stock (the “Shares”), $0.001 par value per share (the “Offering”), to be issued and sold ($1.0 billion in shares to be offered to the public, consisting of Class A Shares at a purchase price of $10.33 per share (up to $450 million in shares), Class T Shares at a purchase price of $10.00 per share (up to $450 million in shares) and Class W Shares at a purchase price of $9.40 per share (up to $100 million in shares), and $95 million in Shares to be offered pursuant to the Company’s distribution reinvestment plan), consisting of Class A Shares at a purchase price of $9.81 per share, Class T Shares at a purchase price of $9.50 per share and Class W Shares at a purchase price of $9.40 per share, which Offering was declared effective by the SEC on March 17, 2022;

WHEREAS, in connection with the Offering, the Company and the Dealer Manager entered into a Dealer Manager Agreement, dated March 4, 2022 (the “Dealer Manager Agreement”), and the Dealer Manager has subsequently entered into Participating Dealer Agreements, dated various dates, with participating dealers;

WHEREAS, the Company and the Dealer Manager are entering into this Amendment to revise the description of certain amounts that may be paid by the Company’s sponsor to the Dealer Manager.

NOW THEREFORE, the Company and the Dealer Manager hereby modify and amend the Dealer Manager Agreement and agree as follows:

1.
Defined Terms. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Dealer Manager Agreement.

2.
Amendment to Dealer Manager Agreement.

The first and second paragraphs of Section 5.2 are hereby removed and replaced with the following:

“Subject to volume discounts and other special circumstances provided in the “Plan of Distribution” section of the Prospectus, as compensation for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager sales commissions in the amount of up to 6.0% of the gross proceeds of the Class A Shares sold in the Primary Offering and up to 3.0% of the gross proceeds of the Class T Shares sold in the Primary Offering, plus a dealer manager fee in the amount of up to 3.0% of the gross proceeds of the Class A Shares and Class T Shares sold to the public in the Primary Offering. These amounts will be reduced to the extent that the Dealer Manager negotiates a lower sales commission or dealer manager fee with a Dealer. In addition, the Company agrees that it will pay to the Dealer Manager a monthly stockholder servicing fee that will accrue daily in an amount equal to 1/365th of 1.0% of the purchase price per share of Class T Shares sold in the Primary Offering and a monthly dealer manager servicing fee that will accrue daily in an amount equal to 1/365th of 0.50% of the purchase price per share of Class W Shares sold in the Primary Offering. The Company will cease paying the stockholder servicing fee on any Class T Share at the earlier of (i) the date the Company lists its shares on a national securities exchange, merges or consolidates with or into another entity, or sells or dispose of all or substantially all of its assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A Shares, Class T Shares and Class W Shares in the Primary Offering (i.e., excluding proceeds from sales pursuant to the DRP), which calculation shall be made by the Company with the assistance of the Dealer Manager commencing after the termination of the Primary Offering, (iii) with respect to a particular Class T Share, the third anniversary of the issuance of the share, and (iv) the date that such Class T Share is redeemed or is no longer outstanding. The Dealer Manager may, in its discretion, re-allow to Dealers up to 100% of the stockholder servicing fee for services that such Dealers perform in connection with the distribution of Class T Shares. Notwithstanding, if the Dealer Manager is notified that a Dealer who sold such Class T Shares is no longer the broker-dealer of record with respect to such Class T Shares, then such Dealer shall not receive the stockholder servicing fee for any portion of the month in which such Dealer is not the broker dealer of record on the last day of the month. Thereafter, such stockholder servicing fee may be reallowed by the Dealer Manager to the then-current broker-dealer of record of the Class T Shares, if any, if such broker-dealer of record has entered into an agreement with the Dealer Manager that provides for such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Company will cease paying the dealer manager servicing fee on any Class W Share on the earlier of (i) the date the Company lists its shares on a national securities exchange, merges or consolidates with or into another entity, or sells or disposes of all or substantially all of its assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A Shares, Class T Shares and Class W Shares in the Primary Offering (i.e., excluding proceeds from sales pursuant to the DRP), which calculation shall be made by the Company with the assistance of the Dealer Manager commencing after the termination of the Primary Offering, (iii) the end of the month in which the aggregate underwriting compensation paid in the Primary Offering with respect to Class W Shares, comprised of dealer manager servicing fees and the dealer manager support described below with respect to Class W Shares, equals 9% of the gross proceeds from the sale of Class W Shares in the Primary Offering (i.e., excluding proceeds from sales pursuant to the DRP), which calculation shall be made by the Company with the assistance of the Dealer Manager commencing after the termination of the initial public offering, and (iv) the date that such Class W Share is redeemed or is no longer outstanding.

No sales commissions or dealer manager fee shall be paid with respect to Shares sold pursuant to the DRP. In addition to the other items of underwriting compensation set forth in this Section 5.2, the Company and/or SmartStop REIT Advisors, LLC (the “Sponsor”), shall also reimburse or pay directly the Dealer Manager and Dealers for certain offering expenses referenced in the Prospectus, to the extent the Prospectus indicates that they will be paid by the Company or the Sponsor, as applicable, including but not limited to payment of (i) dealer manager support in the amount of 1.5% of the gross offering proceeds of the Class W Shares sold in the Primary Offering for payment of wholesaler commissions and other wholesaler expenses associated with sales of the Class W Shares, (ii) expenses associated with attendance at broker-dealer conferences, and (iii) a monthly product placement retainer. In no event shall the total aggregate underwriting compensation payable to the Dealer Manager and any Dealers participating in the Offering, including, but not limited to, sales commissions, the dealer manager fee, stockholder servicing fee, dealer manager servicing fee and expense reimbursements to the Dealer Manager and Dealers, exceed 10% of the gross proceeds of the Primary Offering in the aggregate.”

3.
Amendment. This Amendment may not be amended or modified except in writing signed by all parties. In accordance with Section XVI of the Participating Dealer Agreement, this Amendment shall be deemed accepted and agreed to by Dealer upon placing an order for sale of Shares after receipt of this Amendment.

4.
Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

5.
Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a single instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

COMPANY:

STRATEGIC STORAGE TRUST VI, INC.

By: /s/ H. Michael Schwartz

H. Michael Schwartz

Chief Executive Officer

DEALER MANAGER:

PACIFIC OAK CAPITAL MARKETS, LLC

By: /s/ Hans Henselman

Hans Henselman

Chief Executive Officer